UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Ideanomics, Inc., a Nevada corporation (“Ideanomics” or “we” or “our” or “us’) is filing tis Current Report on Form 8-K for the purpose of providing information relating to VIA Motors International, Inc., a Delaware corporation (including its subsidiaries, “VIA Motors” or “VIA”), which, as previously reported, was acquired by Ideanomics on January 31, 2023,  through a triangular merger (the “Merger”), pursuant to the Amended and Restated Agreement and Plan of Merger dated January 24, 2023, as further amended (the “Merger Agreement”), including certain risk factors relating to the Merger and VIA Motors. The following information should be read together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by subsequent Quarterly Reports on Form 10-Q, including our Quarterly Report on Form 10-Q for the nine months ended September 30, 2022, and our Current Reports on Form 8-K, which are filed with the Securities and Exchange Commission (“SEC”) and are available at www.sec.gov.

Updated Information about VIA Motors and the Merger

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

●	the implementation of our strategic plans for our business;
●	our financial performance;
●	developments relating to our competitors and our industry, including the impact of government regulation;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and
●	other risks and uncertainties, including those listed under the captions “Business,” and “Risk Factors,”.

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the SEC as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

BUSINESS OF VIA MOTORS

Unless context otherwise indicates, the disclosure in this section relates only to VIA Motors and its subsidiaries, which became wholly owned subsidiaries of the Company at the closing of the Merger Agreement.

Organizational History of VIA Motors

VIA Motors was incorporated under the laws of the State of Delaware on April 25, 2014. Its subsidiary, VIA Motors, Inc., was incorporated in Delaware in October 2010. As discussed above, on January 31, 2023, pursuant to the closing of the transactions under the Merger Agreement, Ideanomics acquired VIA Motors.

Overview of the Business of VIA Motors

VIA Motors is an all-electric commercial vehicle company with innovative advanced electric drive technology, delivering sustainable mobility solutions for the marketplace. VIA Motors possesses over a decade of electric drive experience from its previous generation vehicles, with over 7 million miles of on-road customer experience contributing to its design and development of its current generation of vehicles. VIA Motors designs, manufactures, and markets electric commercial vehicles, with superior life-cycle economics, for use across a broad cross-section of the global fleet customer base. VIA’s value is rooted in its VDRIVE™ electric skateboard and VTRUX® modular vehicle portfolio, which has been designed from the ground up to meet the needs of commercial fleet operators and drivers. VIA will offer a comprehensive range of fit-for-purpose configurations with its chassis cab including last-mile delivery vans, box and stake trucks, school buses and shuttles and more.

Principal Products and Services

VIA Motors has developed a proprietary commercial battery electric skateboard architecture designed to serve the high-growth Class 2 to 5 local and last mile delivery market segment. The skateboard architecture provides opportunities to customize the vehicle configuration in a number of configurations to meet specific customer needs. VIA anticipates starting commercial production in late 2024 with Ideanomics’ support in the development and validation of the product in accordance with the current business plan.

VIA’s scalable VDRIVE™ skateboard platform is designed for use across Class 2 to 5 vehicles, supporting multiple battery sizes (to provide 125-250 miles of range). The skateboard architecture allows use of a wide range of body styles. The VIA skateboard is designed in a customer-centric approach that addressed many of the common challenges customers have with last-mile delivery vehicles, such as a low load floor and step-in height, and a flat floor from the cab through the rear of the vehicle to make it fast and easy for drivers to enter and exit the vehicles, increasing efficiency. Additionally, the VIA architecture is designed to enhance maneuverability, improve driver visibility, and provide greater cargo volume with its ‘cab forward’ design (also known as cab-over, COE (Cab Over Engine), or forward control),which has the driver cab sitting above rather than behind the front axle.

VIA’s flexible VTRUX® vehicle architecture permits VIA to offer a full portfolio of vehicle bodies, including trucks, vans, and buses.

While VIA has not yet commenced sales, it has developed demo vehicles that have been used for sales purposes and in testing and use with its customers for further customer feedback. VIA has secured an initial order for 2,000 VIA chassis with Pegasus Specialty Vehicles , which intends to use them to build Type A school buses, electric shuttles, and paratransit buses, has a memorandum of understanding with AUSEV Pty Ltd to provide 6,600 vans and chassis cabs for conversion to right-hand drive for the Australian market, and has a strategic partnership with EAVX, LLC, a business unit of J.B. Poindexter & Co, as part of a strategic partnership to develop a Class 2b electric van.

Competitive Strengths

VIA Motors consists of a core team of disciplined specialists, engineers, and innovators with decades of experience in the automotive industry, including, but not limited to, General Motors, BMW, Ford, Chrysler, and more.

 VIA’s competitive strengths include:

•	Tailored to Fleet Needs.

VIA’s fully electric commercial trucks and chassis are tailored to customers’ fleet needs. Each vehicle is optimized to its route and a customer’s specific industry needs.

•	Dedicated to Sustainability.

VIA’s electric commercial vehicles offer a more efficient alternative for the future, with near-zero emissions, less maintenance, and improved efficiency.

•	Committed to Value.

VIA’s fully-electric commercial vehicle platform and customizable configurations mean fleets can simplify their operations, significantly reduce operating costs, increase productivity and contribute to cleaner air and quieter neighborhoods.

•	Making a Difference.

VIA’s core team of specialists, engineers, and innovators – along with its partners – are transforming commercial electric fleet and last-mile delivery, and in doing so, changing the world along the way.

•	Sustainability.

VIA Motors believes the benefits from environmental sustainability extend beyond just industry-leading electric commercial vehicle technology, including:

•	Near-Zero Emissions
•	Sustainable Delivery
•	Quieter Neighborhoods
•	More Livable World for All

Industry and Competition

Several players have emerged in the Class 2 to 5 electric vehicle space due to it representing a significant market opportunity.

•	To date, traditional original equipment manufacturers (“OEMs”) moving to create electrified solutions in these categories have largely been focused on creating electric versions of existing Class 2 products as they shift toward EV technology.

•	Additionally, several new startup competitors are creating offerings across several classes using one of two approaches: Skateboard based or through use of conventional frame chassis with electric drive conversion.

VIA differentiates through its team’s vast experience, and engineering its skateboard for less costly manufacturing, offering OEM refinement with modular flexibility, focusing on practical, beneficial features and technologies for efficient operations. Additionally we believe VIA’s offering is made more compelling for fleet operators as it will include an end-to-end solution with charging products and services from Ideanomics Energy and financing solutions from Ideanomics Capital.

Government Regulation

Our electric vehicles are designed to comply with required government laws and regulations. Government regulations regarding the manufacture, sale and implementation of products and systems similar to our electric vehicles are subject to future change. We cannot predict what impact, if any, such changes may have on our business.

Vehicle Safety and Testing

In the U.S., some of our vehicles are subject to regulation by the National Highway Traffic Safety Administration (“NHTSA”), including all applicable Federal Motor Vehicle Safety Standards (“FMVSS”) and the NHTSA bumper standard. While we believe that VIA’s vehicle offerings will comply with applicable regulations, FMVSS are subject to change from time to time, and while we anticipate being in compliance with the proposed changes, there can be no assurance until final regulation changes are enacted. As a manufacturer, we must self-certify that our vehicles meet all applicable FMVSS and the NHTSA bumper standard, or otherwise are exempt, before the vehicles may be imported or sold in the U.S.

We are also required to comply with other federal laws administered by NHTSA, including labeling requirements and other information provided to customers in writing, Early Warning Reporting requirements regarding warranty claims, field reports, death and injury reports and foreign recalls and additional requirements for cooperating with compliance and safety investigations and recall reporting. In addition, federal law requires inclusion of fuel economy ratings, as determined by the U.S. Department of Transportation and the Environmental Protection Agency, and New Car Assessment Program ratings as determined by NHTSA, if available.

To the extent VIA vehicles may be sold outside of the U.S., they would be subject to similar foreign compliance, safety, environmental and other regulations. Many of those regulations are different from those applicable in the U.S. and may require redesign and/or retesting. Some of those regulations may impact or prevent the rollout of new vehicle features. Additionally, the European Union established new rules regarding additional compliance oversight that commenced in 2020. There is also regulatory uncertainty regarding how these rules will impact sales in the United Kingdom given its withdrawal from the European Union (the “E.U.”).

Automobile Manufacturer and Dealer Regulation

In the U.S., state laws regulate the manufacture, distribution, sale and service of motor vehicles, and generally require motor vehicle manufacturers and dealers to be licensed in order to sell vehicles directly to residents. Certain states have asserted that the laws in such states do not permit manufacturers to be licensed as dealers or to act in the capacity of a dealer, or that they otherwise restrict a manufacturer’s ability to deliver or service vehicles.

Battery Safety and Testing

The battery packs our vehicles use are subject to various U.S. and international regulations that govern transport of “dangerous goods,” defined to include lithium-ion batteries, which may present a risk in transportation. The governing regulations, which are issued by the Pipeline and Hazardous Materials Safety Administration, are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations and related UN Manual Tests and Criteria. The regulations vary by mode of shipping transportation, such as by ocean vessel, rail, truck or air. We conduct testing to demonstrate our compliance with such regulations. VIA Motors uses lithium-ion cells in the high voltage battery packs in [all][some] of its vehicles. The use, storage and disposal of our battery packs are regulated under existing laws and are the subject of ongoing regulatory changes that may add additional requirements in the future.

Environmental Laws

We are subject to extensive environmental laws and regulations, involving, among other matters, water use, discharge air emissions, use of chemicals and recycled materials, energy sources, storage, handling, treatment, transportation and disposal of hazardous materials, the protection of the environment, natural resources and endangered species and the remediation of environmental contamination. We are required to obtain and comply with the terms and conditions of environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial civil and criminal fines and penalties and the suspension or loss of such permits, and possibly orders to cease the non-compliant operations.

The U.S. Clean Air Act requires that we obtain a Certificate of Conformity from the U.S. EPA for our vehicles prior to their entry into commerce in all 50 states. In addition, we must obtain an Executive Order from the California Air Resources Board (“CARB”) in order to sell vehicles in California and those states that have adopted its standards. The Certificate of Conformity and Executive Order are required for each model year. We have obtained such Certificate of Conformity and such Executive Order for the Endurance.

Intellectual Property

While VIA Motors has developed proprietary technology, it does not have any issued patents or pending patent applications. VIA relies on a trade secret laws and non-disclosure agreements to protect its intellectual property rights. For technology that is not owned by VIA or Ideanomics, we have a program for obtaining appropriate licenses to help ensure that we have the necessary license coverage for our products. VIA also holds various registered and common law trademarks and trade names. Although we believe our intellectual property rights play a role in maintaining VIA’s competitive position, we do not believe we would be materially adversely affected by the expiration or termination of VIA’s trademarks or trade names or the loss of any of our other intellectual property rights.

Properties

VIA Motors leases two office spaces and industrial facilities in Auburn Hills, MI, and Orem, UT. We believe VIA’s facilities are sufficient for its current needs.

Employees

VIA Motors has slightly more than 100 full-time employees. VIA Motors uses contractors on an as-needed basis to fulfill its staffing needs. VIA believes that is relations with its employees are good.

RISK FACTORS RELATING TO VIA MOTORS AND THE MERGER

In addition to the other information included in this Form 8-K, including the matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” investors should carefully consider the following risks. In addition, you should read and consider the risks associated with the other businesses of Ideanomics because these risks will also affect the combined company. For Ideanomics apart from VIA Motors, these risks can be found under the caption “Risk Factors” and elsewhere in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by subsequent Quarterly Reports on Form 10-Q, including Ideanomics’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2022, and Current Reports on Form 8-K, which are filed with the SEC and are available at www.sec.gov.

The risks described below are certain material risks, although not the only risks, relating to the acquisition and business of VIA Motors. Such risks are not the only risks that VIA or the combined company after closing of the Merger. Additional risks and uncertainties not currently known or that are currently expected to be immaterial may also materially and adversely affect the business, financial condition and results of operations of Ideanomics or the market price of Ideanomics’ common stock.

Ideanomics expects to incur substantial expenses related integrating VIA subsequent to the merger.

Ideanomics expects to incur substantial expenses in connection with integrating the business, operations, networks, systems, technologies, policies and procedures of VIA with those of Ideanomics. While Ideanomics has assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of its integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and integration expenses could be greater or could be incurred over a longer period of time than Ideanomics currently expects.

The combined company will require additional capital, and there is no assurance that any debt or equity financing will be available on acceptable terms, if at all.

The design, production, sale and servicing of electric commercial vehicles is capital intensive. The combined company will require substantial additional capital to fund ongoing operations, continue research, development and design efforts and improve infrastructure. Ideanomics cannot be certain that additional funds will be available to it on favorable terms when required, or at all. Current economic uncertainty, market volatility and bank insolvencies may make it particularly difficulty for us to raise additional capital in the near to mid term. If the combined company cannot acquire additional funds when it needs them, its business, prospects, financial condition and operating results could be materially adversely affected. If the combined company issues additional capital stock in the future in connection with financing activities, stockholders will experience dilution of their ownership interests and the per share value of the combined company’s common stock may decline.

Following the merger, Ideanomics and VIA may be unable to successfully integrate their businesses and realize the anticipated benefits of the merger.

The proposed transaction involves the merger of two companies which currently operate as independent companies. The combined company will be required to devote significant management attention and resources to integrating the business practices and operations of Ideanomics and VIA in order to effectively realize synergies as a combined company, including opportunities to reduce combined costs, and reduce combined capital expenditures compared to both companies’ standalone plans. Potential difficulties the combined company may encounter in the integration process include the following:

•	the inability to successfully combine the businesses of Ideanomics and VIA in a manner that permits the combined company to realize the growth, operations and cost synergies anticipated to result from the merger, which would result in the anticipated benefits of the merger, including projected financial targets, not being realized in the time frames currently anticipated or previously disclosed or at all;

•	the additional complexities of combining two companies with different histories, regulatory restrictions, operating structures and markets;

•	the failure to retain key employees of either of the two companies;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

•	performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s services, standards, controls, procedures and policies, any of which could adversely affect the ability of the combined company to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.

The market price of Ideanomics common stock may decline as a result of the Merger, and the issuance of shares of Ideanomics stock to VIA stockholders in the merger may have a negative impact on Ideanomics’ financial results, including earnings per share.

The market price of Ideanomics common stock may decline as a result of the Merger, and holders of Ideanomics common stock (including holders of VIA common stock who received Ideanomics common stock and preferred stock in the Merger) could see a decrease in the value of their investment in Ideanomics stock, if, among other things, Ideanomics and the surviving company are unable to achieve the expected growth in earnings, or if the anticipated benefits, including synergies, cost savings, innovation and operational efficiencies, from the merger are not realized, or if the Merger and integration-related costs related to the merger are greater than expected. The market price of Ideanomics common stock may also decline if Ideanomics does not achieve the anticipated benefits of the Merger as rapidly or to the extent expected by financial or industry analysts or if the effects of the merger on Ideanomics’ financial position, results of operations or cash flows are not otherwise consistent with the expectations of financial or industry analysts. The issuance of shares of Ideanomics common stock in the merger could on its own have the effect of depressing the market price for Ideanomics common stock. In addition, some VIA stockholders may decide not to continue to hold the shares of Ideanomics common stock they receive as a result of the merger, and any such sales of Ideanomics common stock could have the effect of depressing the market price for Ideanomics common stock. Moreover, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, Ideanomics common stock, regardless of the actual operating performance of Ideanomics or the surviving company following the completion of the merger.

The combined company operates in a highly competitive market against a large number of both established competitors and new market entrants, and many market participants have substantially greater resources than the combined company.

Both the automobile industry generally, and the electric vehicle (“EV”) segment in particular, are highly competitive, and the combined company will be competing for sales with both internal combustion engine (“ICE”) vehicles and EVs. Many of the combined company’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than the combined company does and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. The combined company expects competition for EVs to intensify due to increased demand and a regulatory push for alternative fuel vehicles, continuing globalization, and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service, and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and adversely affect the combined company’s business, financial condition, operating results, and prospects.

The combined company’s EV products will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than that of the combined company’s. Such competition may ultimately impair the combined company’s business and revenue.

The combined company’s target market for EV products is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, its competitors are working on developing technologies that may be introduced in its target market. If any of these alternative technology vehicles can provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of the combined company’s products or make its products uncompetitive or obsolete.

The combined company may not be able to compete successfully in the market as a result of rapid changes in EV technology and the entrance of new and existing, larger manufacturers into the EV space.

The combined company’s products will be designed for use with, and depend upon, existing vehicle technology. As new companies and larger, existing vehicle manufacturers enter the EV space, the combined company may lose any technological advantage it may have had in the marketplace and suffer a decline in its position in the market. As technologies change, the combined company plans to upgrade or adapt its products to continue to provide products with the latest technology. However, the combined company’s products may become obsolete or the combined company’s research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to effectively compete. As a result, the combined company’s potential inability to adapt and develop the necessary technology may harm the combined company’s competitive position.

The combined company intends to target potential customers that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions.

Many of the combined company’s potential customers are large, multinational corporations with substantial negotiating power relative to it and, in some instances, that may have internal solutions that are competitive to the combined company’s products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies will require a substantial investment of the combined company’s time and resources. The combined company cannot assure you that its products will secure design wins from these or other companies or that it will generate meaningful revenue from the sales of its products to these key potential customers. If the combined company’s products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it will have an adverse effect on the combined company’s business. In addition, if the combined company is unable to sell its products to such potential customers on certain terms, its prospects and results of operations may be adversely affected.

If the market for EVs does not develop as the combined company expects or develops more slowly than it expects, the combined company’s business, prospects, financial condition and operating results will be adversely affected.

The combined company’s growth is highly dependent upon the adoption by consumers of EVs. The target demographics for the combined company’s EVs are highly competitive. If the market for EVs does not develop at the rate or in the manner or to the extent that the combined company expects, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuels, hybrid and EVs is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

The market for alternative fuel vehicles is rapidly evolving and as a result, the market for the combined company’s EVs could be affected by numerous factors, such as:

•	perceptions about EV features, quality, safety, performance and cost;

•	perceptions about the limited range over which EVs may be driven on a single battery charge;

•	competition, including from other types of alternative fuel vehicles, plug-in hybrid EVs and high fuel-economy internal combustion engine vehicles;

•	fuel prices, including volatility in the cost of fossil fuels;

•	the timing of adoption and implementation of fully autonomous vehicles;

•	government regulations and economic incentives;

•	access to charging facilities and related infrastructure costs and standardization of EV charging systems;

•	electric grid capacity and reliability; and

•	macroeconomic factors.

The automotive industry and the combined company’s technology are rapidly evolving and may be subject to unforeseen changes which could adversely affect the demand for our EVs.

The combined company may be unable to keep up with changes in EV technology or alternatives to electricity as a fuel source and, as a result, our competitiveness may suffer. Developments in alternative technologies, such as advanced diesel, ethanol, hybrids, fuel cells, including liquid hydrogen, or compressed natural gas, improvements in battery technologies utilized by its competitors or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways it does not currently anticipate. Any failure by the combined company to successfully react to changes in existing technologies could materially harm our competitive position and growth prospects.

Other Risks

The Ideanomics and VIA prospective financial information is inherently subject to uncertainties.

While presented with numeric specificity, the Ideanomics and VIA prospective financial information provided in this document was prepared by Ideanomics’ management based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to Ideanomics’ or VIA’s business, as applicable) that are inherently subjective and uncertain and are largely beyond the control of the respective management of each. As a result, actual results may differ from the prospective financial information. Important factors that may affect actual results and cause these projected financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Ideanomics’ or VIA’s business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods) and general industry, business, competitive, technological and economic conditions.

Risks Related to VIA

VIA is an early-stage company with a history of losses, and expects to incur significant expenses and continuing losses for the foreseeable future.

VIA has incurred losses in the operation of its business related to research and development activities since its inception. VIA anticipates that its expenses will increase and that it will continue to incur losses in the future until at least the time it begins significant deliveries of its vehicles, which is not expected to occur before late 2023. Even if VIA is able to successfully develop and sell or lease its vehicles, there can be no assurance that they will be commercially successful and achieve or sustain profitability.

VIA expects the rate at which it will incur losses to be significantly higher in future periods as it, among other things, designs, develops and manufactures its vehicles; builds up inventories of parts and components for its vehicles; increases its sales and marketing activities, develops its distribution infrastructure; and increases its general and administrative functions to support its growing operations. VIA may find that these efforts are more expensive than it currently anticipates or that these efforts may not result in revenue, which would further increase VIA’s losses.

VIA has a limited operating history and has manufactured and sold a minimal number of lighter duty production vehicles to customers and may never develop or manufacture any future vehicles.

VIA was incorporated in 2014 and has a limited operating history in the automobile industry, which is continuously evolving, and has generated minimal revenue to date. VIA’s vehicles are in the development stage and VIA does not expect to begin significant deliveries of its vehicles until at least late 2023, if at all. VIA has no experience as an organization in high-volume manufacturing of the planned electric commercial vehicles. In addition, as a result of our limited operating history, as well as the limited financing we have received, our management concluded that there was substantial doubt about our ability to continue as a going concern.

As VIA attempts to transition from research and development activities to commercial production and sales, it is difficult, if not impossible, to forecast VIA’s future results, and VIA has limited insight into trends that may emerge and affect VIA’s business. The estimated costs and timelines that VIA has developed to reach full-scale commercial production are subject to inherent risks and uncertainties involved in the transition from a start-up company focused on research and development activities to the large-scale manufacture and sale of vehicles. There can be no assurance that VIA’s estimates related to the costs and timing necessary to complete design and engineering of its electric commercial vehicles and to tool its factories will prove accurate. These are complex processes that may be subject to delays, cost overruns and other unforeseen issues. For example, VIA may experience higher raw material waste in the composite process than it expects, resulting in higher operating costs and hampering its ability to be profitable.

VIA cannot assure you that it or its partners will be able to develop efficient, automated, cost-efficient manufacturing capability and processes, and reliable sources of component supplies that will enable VIA to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market its electric commercial vehicles. Until such time as, and if, we obtain rights to a manufacturing site with sufficient manufacturing capability and process to meet our current business plan, we are unable to manufacture vehicles in sufficient quantities required for entrance into the marketplace. You should consider VIA’s business and prospects in light of the risks and significant challenges it faces as a new entrant into its industry, including, among other things, with respect to its ability to:

•	design and produce safe, reliable and quality vehicles on an ongoing basis;

•	obtain the necessary regulatory approvals in a timely manner;

•	build a well-recognized and respected brand;

•	establish and expand its customer base;

•	successfully market not just VIA’s vehicles but also the other services it intends to or may provide;

•	successfully service its vehicles after sales and maintain a good flow of spare parts and customer goodwill;

•	improve and maintain its operational efficiency;

•	execute and maintain a reliable, secure, high-performance and scalable technology infrastructure;

•	predict its future revenues and appropriately budget for its expenses;

•	attract, retain and motivate talented employees;

•	anticipate trends that may emerge and affect its business;

•	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and

•	navigate an evolving and complex regulatory environment.

If VIA fails to adequately address any or all of these risks and challenges, its business may be materially and adversely affected.

In addition, VIA has engaged in limited marketing activities to date, so even if VIA is able to bring its electric commercial vehicles to market on time and on budget, there can be no assurance that fleet customers will embrace VIA’s products in significant numbers. Market conditions, many of which are outside of VIA’s control and subject to change, including general economic conditions, the availability and terms of financing, the impacts and ongoing uncertainties created by the COVID-19 pandemic, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for VIA’s electric commercial vehicles, and ultimately VIA’s success.

VIA does not currently have any binding orders, and there is no assurance that its non-binding pre-orders will be converted into binding orders or sales.

VIA’s business model is focused on building relationships with fleet customers, fleet management companies and dealers. To date, VIA has engaged in limited marketing activities and does not have any binding contracts with customers. The non-binding pre-orders may not be converted into binding orders or sales. Until such time that the design and development of VIA’s vehicles are complete, VIA’s vehicles are commercially available for purchase and VIA is able to scale up its marketing function to support sales, there will be uncertainty as to customer demand for VIA’s vehicles. A long wait time from the time a pre-order is made until the delivery of VIA’s vehicles is possible, and any delays beyond expected wait times could adversely impact user decisions on whether to ultimately make a purchase. Even if VIA is able to obtain binding orders, customers may limit their volume of purchases initially as they assess VIA’s vehicles and whether to make a broader transition to electric vehicles. This may be a long process and will depend on the safety, reliability, efficiency and quality of VIA’s vehicles. It will also depend on factors outside of VIA’s control, such as general market conditions and broader trends in fleet management and vehicle electrification that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for VIA’s vehicles and the sales that it will be able to achieve.

Certain of VIA’s strategic, development and deployment arrangements could be terminated or may not materialize into long-term contract arrangements and may restrict or limit VIA from developing electric commercial vehicles with other strategic partners.

VIA has arrangements with strategic, development and deployment partners and collaborators. Some of these arrangements are evidenced by memorandums of understanding, non-binding letters of intent, early stage agreements that are used for design and development purposes but will require renegotiation at later stages of development or production or master agreements that have yet to be implemented under separately negotiated statements of work, each of which could be terminated or may not materialize into next-stage or binding contracts or long-term contract arrangements. In addition, VIA does not currently have arrangements in place that will allow it to fully execute its business plan, including, without limitation, final supply and manufacturing agreements and fleet service and management agreements. Moreover, existing or future arrangements may contain limitations on VIA’s ability to enter into strategic, development and deployment arrangements with other partners. If VIA is unable to maintain such arrangements and agreements, or if such agreements or arrangements contain other restrictions from or limitations on developing electric commercial vehicles with other strategic partners, its business, prospects, financial condition and operating results may be materially and adversely affected.

VIA’s growth is dependent upon the willingness of operators of vehicle fleets and small to medium sized businesses to adopt electric commercial vehicles, as well as VIA’s ability to produce, sell and service vehicles that meet their needs. If the development of the market for commercial electric vehicles does not develop as VIA expects, its business, prospects, financial condition and operating results will be adversely affected.

VIA’s growth is dependent upon the adoption of electric commercial vehicles by operators of commercial vehicle fleets and on VIA’s ability to produce, sell and service vehicles that meet their needs. The entry of electric commercial vehicles into the medium-duty commercial vehicle market is a relatively new development, particularly in the United States, and is characterized by rapidly changing technologies and evolving government regulation, industry standards and customer views of the merits of using electric commercial vehicles in their businesses. This process has been slow to date. As part of VIA’s sales efforts, VIA must educate fleet managers as to what VIA believes are the economical savings during the life of the vehicle and the lower “total cost of ownership” of VIA’s vehicles. As such, VIA believes that operators of commercial vehicle fleets will consider many factors when deciding whether to purchase VIA’s commercial electric vehicles (or electric commercial vehicles generally) or vehicles powered by internal combustion engines. VIA believes these factors include:

•	the difference in the initial purchase prices of electric vehicles with comparable vehicles powered by internal combustion engines, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of electric commercial vehicles;

•	the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating and maintenance costs;

•	the availability and terms of financing options for purchases of vehicles and, for electric commercial vehicles, financing options for battery systems;

•	the availability of tax and other governmental incentives to purchase and operate electric commercial vehicles and future regulations requiring increased use of nonpolluting vehicles;

•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•	fuel prices, including volatility in the cost of fuel or a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to electric commercial vehicles;

•	the cost and availability of other alternatives to internal combustion vehicles, such as vehicles powered by natural gas or hydrogen;

•	corporate sustainability initiatives;

•	commercial electric vehicle quality, performance and safety (particularly with respect to lithium-ion battery packs);

•	the quality and availability of service for the vehicle, including the availability of replacement parts;

•	the anxiety of some potential customers regarding the limited range over which electric commercial vehicles may be driven on a single battery charge;

•	access to charging stations and related infrastructure costs, and standardization of electric vehicle charging systems;

•	the concerns of some potential customers regarding the degradation of the cells used in lithium battery modules and its negative impact on the estimated range of electric vehicles over time;

•	electric grid capacity and reliability; and

•	macroeconomic factors.

If, in weighing these factors, operators of commercial vehicle fleets determine that there is not a compelling business justification for purchasing commercial electric vehicles, particularly those that VIA will produce and sell, then the market for commercial electric vehicles may not develop as VIA expects or may develop more slowly than VIA expects, which would adversely affect VIA’s business, prospects, financial condition and operating results.

In addition, any reduction, elimination or selective application of tax and other governmental incentives and subsidies because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of electric vehicles, fiscal tightening or other reasons may result in the diminished competitiveness of the electric vehicle industry generally or VIA’s electric commercial vehicles in particular, which would adversely affect VIA’s business, prospects, financial condition and operating results. Further, VIA cannot assure that the current governmental incentives and subsidies available for purchasers of electric commercial vehicles will remain available.

VIA may encounter obstacles outside of its control that slow market adoption of electric commercial vehicles, such as regulatory requirements or infrastructure limitations.

VIA’s growth is highly dependent upon the adoption of electric commercial vehicles by the commercial and municipal fleet industry. The target demographics for VIA’s electric commercial vehicles are highly competitive. If the market for electric commercial vehicles does not develop at the rate or in the manner or to the extent that VIA expects, or if critical assumptions VIA has made regarding the efficiency of its electric commercial vehicles are incorrect or incomplete, VIA’s business, prospects, financial condition and operating results could be harmed. The fleet market for electric commercial vehicles is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

VIA’s growth depends upon its ability to maintain its relationships with existing suppliers and to source new suppliers for its supply chain, while effectively managing the risks stemming from such relationships.

VIA’s growth is partially dependent upon its ability to enter into supplier agreements and maintain its relationships with suppliers who are critical and necessary to the output and production of VIA’s vehicles.

The supply agreements VIA has or may enter into with key suppliers in the future may have provisions where such agreements can be terminated in various circumstances, including potentially without cause. If these suppliers become unable to provide or experience delays in providing components or the supply agreements are terminated, it may be difficult to find replacement components. Changes in business conditions, pandemics, governmental changes, and other factors beyond VIA’s control or that VIA does not presently anticipate could affect VIA’s ability to receive components from VIA’s suppliers.

VIA also relies on a small group of suppliers to provide VIA with the components for VIA’s vehicles. While VIA seeks to obtain raw materials and components from multiple sources whenever possible, some of the raw materials and components used in its vehicles will be purchased by VIA from a single or limited source. VIA may be unable to obtain or engineer replacement raw materials and components for its single or limited source raw materials and components in the short term, or at all, at prices or quality levels that are acceptable to it, leaving VIA susceptible to supply shortages, long lead times for components and cancellations and supply changes. In addition, VIA could experience delays if its suppliers do not meet agreed upon timelines or experience capacity constraints.

VIA has not secured supply agreements for its components. VIA may be at a disadvantage in negotiating supply agreements for the production of its vehicles due to its limited operating history. In addition, there is the possibility that finalizing the supply agreements for the parts and components of VIA’s vehicles will cause significant disruption to VIA’s operations, or such supply agreements could be at costs that make it difficult for VIA to operate profitably.

If VIA does not enter into long-term supply agreements with guaranteed pricing for critical parts or components, VIA may be exposed to fluctuations in components, materials and equipment prices. Substantial increases in the prices for such components, materials and equipment would increase VIA’s operating costs and could reduce VIA’s margins if VIA cannot recoup the increased costs. Any attempts to increase the announced or expected prices of VIA’s vehicles in response to increased costs could be viewed negatively by VIA’s potential customers and could adversely affect VIA’s business, prospects, financial condition or operating results.

We will rely on complex machinery for our operations, and production of the VIA Vehicles will involve a significant degree of risk and uncertainty in terms of operational performance and costs.

We will rely on complex machinery for our operations, and any production of the VIA vehicles will involve a significant degree of risk and uncertainty in terms of operational performance and costs. Any manufacturing facility will consist of large-scale machinery combining many components. These components are likely to suffer unexpected malfunctions from time to time and will require repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and will be influenced by factors outside of our control, such as, but not limited to, the scarcity of natural resources, environmental hazards and remediation, costs associated with the decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, and seismic activity and natural disasters. Should operational risks materialize, they may result in personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We may experience delays in realizing our projected timelines and cost and volume targets for the production, launch and ramp up of production of the VIA Vehicles and the modification of any manufacturing facility, which could adversely impact our business, prospects, financial condition, and results of operations.

We have no experience in the mass manufacturing the VIA vehicles. Our business depends on our ability to develop, manufacture, market and sell the VIA vehicles. Any delay in the financing, design, manufacture and launch of the VIA vehicles, including the obtaining of rights to a manufacturing facility, could materially damage our business, prospects, financial condition, and results of operations. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent we experience delays in the modification of the any facility or delays in the launch of the vehicles, our growth prospects could be adversely affected. We expect to rely on third party suppliers to develop and provide many of the key components and materials used in the VIA vehicles. To the extent our suppliers experience any delays in providing us with or developing necessary components for a number of reasons, we could experience delays in meeting our projected timelines.

Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion battery cells, could harm VIA’s business.

VIA and its suppliers may experience increases in the cost of or a sustained interruption in the supply or shortage of materials. Any such increase, supply interruption or shortage could materially and negatively impact VIA’s business, prospects, financial condition and operating results. VIA and its suppliers use various materials in their businesses and products, including for example lithium-ion battery cells and steel, and the prices for these materials fluctuate. The available supply of these materials may be unstable, depending on market conditions and global demand, including as a result of increased production of electric commercial vehicles by VIA’s competitors, and could adversely affect VIA’s business and operating results. For instance, VIA is exposed to multiple risks relating to lithium-ion battery cells. These risks include:

•	an increase in the cost, or decrease in the available supply, of materials used in the cells;

•	disruption in the supply of cells due to quality issues or recalls by battery cell manufacturers; and

•	fluctuations in the value of any foreign currencies in which battery cell and related raw material purchases are or may be denominated against the purchasing entity’s operating currency.

VIA’s business is dependent on the continued supply of battery cells for the battery packs used in VIA’s electric commercial vehicles. VIA may have limited flexibility in changing its supplier in the event of any disruption in the supply of battery cells which could disrupt production of VIA’s electric commercial vehicles. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause VIA to experience significant increases in freight charges and material costs. Substantial increases in the prices for VIA’s materials or prices charged to VIA, such as those charged by battery cell suppliers, would increase VIA’s operating costs, and could reduce its margins if the increased costs cannot be recouped through increased commercial vehicle sales prices. Any attempts to increase product prices in response to increased material costs could result in cancellations of orders and therefore materially and adversely affect VIA’s brand, image, business, prospects and operating results.

VIA currently targets many customers, suppliers and partners that are large corporations with substantial negotiating power, exacting product, quality and warranty standards and potentially competitive internal solutions. If VIA is unable to sell its products to these customers or is unable to enter into agreements with suppliers and partners on satisfactory terms, its prospects and results of operations may be adversely affected.

Many of VIA’s current and potential customers, suppliers and partners are large, multinational corporations with substantial negotiating power relative to it and, in some instances, may have internal solutions that are competitive to VIA’s products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies could require a substantial investment of VIA’s time and resources. VIA cannot assure you that its products will secure design wins from these or other companies or that it will generate meaningful revenue from the sales of its products to these key potential customers. If VIA’s products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it may have an adverse effect on VIA’s business.

As VIA expands into new territories, it may encounter stronger market resistance than it currently expects, including from incumbent competitors in those territories.

VIA will face risks associated with any potential expansion of its operations into new territories, including possible unfavorable regulatory, political, tax and labor conditions, which could harm its business. In addition, in certain of these markets, VIA may encounter incumbent competitors with established technologies and customer bases, lower prices or costs, and greater brand recognition. VIA anticipates having international operations and subsidiaries that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. However, VIA has no experience to date selling or leasing and servicing its vehicles internationally, and such expansion would require VIA to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. These risks include:

•	conforming VIA’s electric commercial vehicles to various international regulatory requirements where its electric commercial vehicles are sold, which requirements may change over time;

•	difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell or service its electric commercial vehicles in any of these jurisdictions;

•	difficulty in staffing and managing foreign operations;

•	difficulties attracting customers in new jurisdictions;

•	foreign government taxes, regulations and permit requirements, including foreign taxes that VIA may not be able to offset against taxes imposed upon VIA in the U.S.;

•	a heightened risk of failure to comply with corporation and employment tax laws

•	fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities VIA undertakes;

•	U.S. and foreign government trade restrictions, tariffs and price or exchange controls;

•	foreign labor laws, regulations and restrictions;

•	changes in diplomatic and trade relationships;

•	political instability, natural disasters, global health concerns, including health pandemics such as the COVID-19 pandemic, war or events of terrorism; and

•	the strength of international economies.

If VIA fails to successfully address these risks, VIA’s business, prospects, financial condition and operating results could be materially harmed.

VIA has grown its business rapidly, and expects to continue to expand its operations significantly. Any failure to manage its growth effectively could adversely affect its business, prospects, operating results and financial condition.

Any failure to manage our growth effectively could materially and adversely affect our business, prospects, financial condition, and results of operations. Our future operating results depend to a large extent on our ability to manage our expansion and growth successfully. However, we have no experience in manufacturing the VIA vehicles. There can be no assurance that we will be able to develop efficient, automated, low-cost manufacturing capabilities and processes or reliable sources of component supply that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market the VIA vehicles. Any failure to develop such manufacturing capabilities and processes within our projected costs and timelines could stunt our growth and impair our ability to produce, market, service and sell the VIA vehicles successfully. Further, we will need to hire and train sufficient personnel and develop management, financial, accounting, information and operating systems to support our current operations and our expected growth in accordance with our business plan.

Any failure to manage VIA’s growth effectively could materially and adversely affect VIA’s business, prospects, operating results and financial condition. VIA intends to expand its operations significantly. VIA expects its future expansion to include:

•	expanding the management team;

•	hiring and training new personnel;

•	leveraging consultants to assist with company growth and development;

•	forecasting production and revenue;

•	controlling expenses and investments in anticipation of expanded operations;

•	establishing or expanding design, production, sales and service facilities;

•	implementing and enhancing administrative infrastructure, systems and processes; and

•	expanding into new markets.

VIA intends to continue to hire a significant number of additional personnel, including software engineers, design and production personnel and service technicians for its electric commercial vehicles. Because VIA’s electric commercial vehicles are based on a different technology platform than traditional internal combustion engines, individuals with sufficient training in electric commercial vehicles may not be available to hire, and as a result, VIA will need to expend significant time and expense training any newly hired employees. Competition for individuals with experience designing, producing and servicing electric commercial vehicles and their software is intense, and VIA may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm VIA’s business, prospects, financial condition and operating results.

We may not be able to accurately estimate the supply and demand for the VIA vehicles, which could result in inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We will be required to provide forecasts of our demand to certain of our suppliers in advance of the scheduled delivery of the VIA vehicles to our prospective customers. Currently, there is no historical basis for estimating the demand for the VIA vehicles, or our ability to develop, manufacture and deliver the VIA vehicles. If we overestimate our requirements, we may have excess inventory, which would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt the manufacture of the VIA vehicles and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of components in a timely manner, the delivery of VIA vehicles to customers could be delayed, which would harm our business, prospects, financial condition, and results of operations.

VIA’s business may be adversely affected by labor and union activities.

Although none of VIA’s employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. VIA may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on VIA’s business, financial condition or operating results.

If we are unable to address the service requirements of our future customers, our business will be materially and adversely affected.

Demand for the VIA vehicles will depend, in part, on the availability of service support options. Servicing electric vehicles is different than servicing internal combustion engine or hybrid vehicles and requires specialized skills, including high voltage training and servicing techniques. As the VIA vehicles are not yet in production, we do not have experience servicing the VIA vehicles. We plan to provide service for the VIA vehicles in various ways, including through third-party service providers. Some potential customers may choose not to purchase the VIA vehicles because of the lack of a more widespread service network. If we are unable to satisfactorily service our future customers, our ability to generate customer loyalty, grow our business and sell the VIA vehicles could be impaired.

There are complex software and technology systems that need to be developed in coordination with vendors and suppliers in order to reach production for VIA’s electric commercial vehicles, and there can be no assurance such systems will be successfully developed.

VIA’s vehicles will use a substantial amount of third-party and in-house software codes and complex hardware to operate. The development of such advanced technologies is inherently complex, and VIA will need to coordinate with its vendors and suppliers in order to reach production for its electric commercial vehicles. Defects and errors may be revealed over time and VIA’s control over the performance of third-party services and systems may be limited. Thus, VIA’s potential inability to develop the necessary software and technology systems may harm its competitive position.

VIA relies on third-party suppliers to develop a number of emerging technologies for use in its products, including lithium-ion battery technology. These technologies are not currently, and may not ever be, commercially viable. There can be no assurances that VIA’s suppliers will be able to meet the technological requirements, production timing, and volume requirements to support its business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics VIA anticipates in its business plan. As a result, VIA’s business plan could be significantly impacted, and VIA may incur significant liabilities under warranty claims which could adversely affect its business, prospects and results of operations.

The discovery of defects in VIA’s vehicles may result in delays in new model launches, recall campaigns or increased warranty costs. Additionally, discovery of such defects may result in a decrease in the residual value of its vehicles, which may materially harm its business.

VIA’s electric commercial vehicles may contain defects in design and production that may cause them not to perform as expected or may require repair. Vehicle manufacturers are required to remedy defects related to vehicle safety and emissions through recall campaigns, and must recall vehicles if they determines that they do not comply with any applicable Federal Motor Vehicle Safety Standards (“FMVSS”). In addition, if a vehicle manufacturer determines that a safety or emissions defect or a non-compliance exists with respect to certain of its vehicles prior to the start of production, the launch of such vehicle could be delayed until the manufacturer remedies the defect or non-compliance. The costs associated with any protracted delay in new model launches necessary to remedy such defect, and the cost of providing a free remedy for such defects or non-compliance in vehicles that have been sold, could be substantial. VIA will also be obligated under the terms of its vehicle warranty to make repairs or replace parts in its vehicles at its expense for a specified period of time. Therefore, any failure rate that exceeds VIA’s assumptions may result in unanticipated losses.

VIA’s products (including vehicles and components) have not completed testing and VIA currently has a limited frame of reference by which to evaluate the performance of its electric commercial vehicles upon which its business prospects depend. There can be no assurance that VIA will be able to detect and fix any defects in its electric commercial vehicles. VIA may experience recalls in the future, which could adversely affect VIA’s brand and could adversely affect its business, prospects, financial condition and operating results. VIA’s electric commercial vehicles may not perform consistent with customers’ expectations or consistent with other vehicles which may become available. Any product defects or any other failure of VIA’s electric commercial vehicles and software to perform as expected could harm VIA’s reputation and result in a significant cost due to warranty replacement and other expenses, a loss of customer goodwill due to failing to meet maintenance targets in VIA’s total cost of ownership calculations, adverse publicity, lost revenue, delivery delays, product recalls and product liability claims and could have a material adverse impact on VIA’s business, prospects, financial condition and operating results. Additionally, discovery of such defects may result in a decrease in the residual value of VIA’s vehicles, which may materially harm its business. Moreover, problems and defects experienced by other electric vehicle companies could by association have a negative impact on perception and customer demand for VIA’s electric commercial vehicles.

Insufficient warranty reserves to cover future warranty claims could adversely affect our business, prospects, financial condition, and results of operations.

Once the VIA vehicles are in production, we will need to maintain warranty reserves to cover any warranty-related claims. If our warranty reserves are inadequate to cover such future warranty claims, our business, prospects, financial condition, and results of operations could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then existing warranty reserves will be sufficient to cover all claims.

VIA may become subject to product liability claims, which could harm its financial condition and liquidity if it is not able to successfully defend or insure against such claims.

Product liability claims, even those without merit or those that do not involve VIA’s products, could harm VIA’s business, prospects, financial condition and operating results. The automobile industry in particular experiences significant product liability claims, and VIA faces inherent risk of exposure to claims in the event VIA’s electric commercial vehicles do not perform or are claimed to not have performed as expected. As is true for other commercial vehicle suppliers, VIA expects in the future that its electric commercial vehicles may be involved in crashes resulting in death or personal injury. Additionally, product liability claims that affect VIA’s competitors may cause indirect adverse publicity for VIA and its products. A successful product liability claim against VIA could require VIA to pay a substantial monetary award. VIA’s risks in this area are particularly pronounced given the stage of development. Moreover, a product liability claim against VIA or its competitors could generate substantial negative publicity about VIA’s products and business and could have a material adverse effect on VIA’s brand, business, prospects, financial condition and operating results.

If VIA is sued for infringing or misappropriating intellectual property rights of third parties, litigation could be costly and time consuming and could prevent VIA from developing or commercializing its future products.

Companies, organizations or individuals, including VIA’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with VIA’s ability to make, use, develop, sell or market its vehicles or components, which could make it more difficult for VIA to operate its business. From time to time, VIA may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge VIA to take licenses. VIA’s applications and uses of trademarks relating to its design, software or technologies could be found to infringe upon existing trademark ownership and rights. In addition, if VIA is determined to have infringed upon a third party’s intellectual property rights, it may be required to do one or more of the following:

•	cease selling, incorporating certain components into, or using vehicles or offering goods or services that incorporate or use the challenged intellectual property;

•	pay substantial damages;

•	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;

•	redesign its vehicles or other goods or services; or

•	establish and maintain alternative branding for its products and services.

In the event of a successful claim of infringement against VIA and VIA’s failure or inability to obtain a license to the infringed technology or other intellectual property right, VIA’s business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

VIA may incur significant costs and expenses in connection with protecting and enforcing its intellectual property rights, including through litigation. Additionally, even if VIA is able to take measures to protect its intellectual property, third parties may independently develop technologies that are the same or similar to VIA.

VIA may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position. VIA relies on a combination of trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect its rights in its technology. Despite VIA’s efforts to protect its proprietary rights, third parties may attempt to copy or otherwise obtain and use VIA’s intellectual property or seek court declarations that they do not infringe upon its intellectual property rights. Monitoring unauthorized use of VIA’s intellectual property is difficult and costly, and the steps VIA has taken or will take may not prevent misappropriation. From time to time, VIA may have to resort to litigation to enforce its intellectual property rights, which could result in substantial costs and diversion of its resources.

Patent, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, VIA’s intellectual property rights may not be as strong or as easily enforced outside of the United States. Failure to adequately protect VIA’s intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of VIA’s competitive advantage and a decrease in its revenue which, would adversely affect its business, prospects, financial condition and operating results.

VIA’s vehicles will make use of lithium-ion battery cells, which can be dangerous under certain circumstances, including the possibility that such cells catch fire or vent smoke and flame.

The battery packs within VIA’s electric commercial vehicles will make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of VIA’s vehicles or other battery packs that it produces could occur, which could subject VIA to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve VIA’s vehicles, could seriously harm its business and reputation.

In addition, VIA intends to store its battery packs in its factories prior to installation in its electric commercial vehicles. Any mishandling of battery cells may cause disruption to the operation of VIA’s factories. While VIA has implemented safety procedures related to the handling of the cells, a safety issue or fire related to the cells could disrupt its operations. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s electric vehicle or energy storage product may cause indirect adverse publicity for VIA and its products. Such adverse publicity could negatively affect VIA’s brand and harm its business, prospects, financial condition and operating results.

We are highly dependent upon the global transportation infrastructure to receive components and parts and/or to ship our products; delays in these shipments could adversely affect our business, prospects, financial condition, and results of operations.

We are highly dependent upon the global transportation systems we use to receive components and parts and to ship our products, including surface, ocean and air freight. Our attempts to closely match our inventory levels to our product demand intensify the need for our transportation systems to function effectively and without delay. The transportation network is subject to disruption or congestion from a variety of causes, including labor disputes or port strikes, acts of war or terrorism, natural disasters and congestion resulting from higher shipping volumes. If surface, ocean, and/or air freight transit times or delivery times increase unexpectedly for any reason, our ability to deliver products and/or receive components and parts on time would be materially adversely affected and result in delayed or lost revenue. In addition, if increases in fuel prices occur, our transportation costs would likely increase. A prolonged transportation disruption or a significant increase in the cost of freight could materially adversely affect our business, prospects, financial condition, and results of operations.

VIA may not succeed in establishing, maintaining and strengthening its brand, which would materially and adversely affect customer acceptance of its vehicles and components and its business, revenues and prospects.

VIA’s business and prospects heavily depend on its ability to develop, maintain and strengthen the VIA brand. If VIA is not able to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. VIA’s ability to develop, maintain and strengthen the VIA brand will depend heavily on the success of its marketing efforts. The electric vehicle industry is intensely competitive, and VIA may not be successful in building, maintaining and strengthening its brand. VIA’s current and potential competitors, particularly electric vehicle manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than VIA does. If VIA does not develop and maintain a strong brand, its business, prospects, financial condition and operating results will be materially and adversely impacted.

VIA is likely to face competition from a number of sources, which may impair its revenues, increase its costs to acquire new customers, and hinder its ability to acquire new customers.

The vehicle electrification market has expanded significantly since VIA was founded. The commercial vehicle electrification market in which VIA operates features direct competition which includes traditional vehicle manufacturers producing electric commercial vehicles that have historically focused on the consumer market, including but not limited to Daimler AG, Volkswagen, Fiat, Ford and General Motors and electrification solution providers such as Rivian, Hyliion, Workhorse Group Inc., Nikola, Proterra, Arrival and Evobus, possibly expanding into the commercial markets. If these companies or other vehicle manufacturers or providers of electrification solutions expand into the commercial markets, VIA will face increased direct competition, which may impair VIA’s revenue, increase its costs to acquire new customers, hinder its ability to acquire new customers, have a material adverse effect on VIA’s product prices, market share, revenue and profitability.

VIA may not be able to accurately estimate the supply and demand for its vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If it does fail to accurately predict its manufacturing requirements, it could incur additional costs or experience delays.

It is difficult to predict VIA’s future revenues and appropriately budget for its expenses, and VIA may have limited insight into trends that may emerge and affect its business. VIA will be required to provide forecasts of its demand to its suppliers several months prior to the scheduled delivery of products to its prospective customers. Currently, there is no historical basis for making judgments on the demand for VIA’s vehicles or its ability to develop, manufacture, and deliver vehicles, or VIA’s profitability in the future. If VIA overestimates its requirements, its suppliers may have excess inventory, which indirectly would increase VIA’s costs. If VIA underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its products and result in delays in shipments and revenues. In addition, lead times for materials and components that VIA’s suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If VIA fails to order sufficient quantities of product components in a timely manner, the delivery of vehicles to its customers could be delayed, which would harm VIA’s business, financial condition and operating results.

VIA’s electric commercial vehicles will compete for market share with vehicles powered by other vehicle technologies that may prove to be more attractive than VIA’s vehicle technologies.

VIA’s target market currently is serviced by manufacturers with existing customers and suppliers using proven and widely accepted fuel technologies. Additionally, VIA’s competitors are working on developing technologies that may be introduced in VIA’s target market. Similarly, improvement in competitor performance or technology may result in the infrastructure required to operate VIA vehicles, such as for charging, becoming comparatively expensive and reducing the economic attractiveness of its vehicles. If any of these alternative technology vehicles can provide lower fuel costs, greater efficiencies, greater reliability or otherwise benefit from other factors resulting in an overall lower total cost of ownership, this may negatively affect the commercial success of VIA’s vehicles or make VIA’s vehicles uncompetitive or obsolete.

If any of VIA’s suppliers become economically distressed or go bankrupt, VIA may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase its costs, affect its liquidity or cause production disruptions.

VIA expects to purchase various types of equipment, raw materials and manufactured component parts from its suppliers. If these suppliers experience substantial financial difficulties, cease operations, or otherwise face business disruptions, VIA may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Any disruption could affect VIA’s ability to deliver vehicles and could increase VIA’s costs and negatively affect its liquidity and financial performance.

VIA is subject to governmental export and import control laws and regulations. VIA’s failure to comply with these laws and regulations could have an adverse effect on its business, prospects, financial condition and operating results.

VIA’s products and solutions are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities.

Exports of VIA’s products and technology must be made in compliance with these laws and regulations. For example, VIA may require one or more licenses to import or export certain vehicles, components or technologies to its research and development teams in various countries and may experience delays in obtaining the requisite licenses to do so. Audits in connection with the application for licenses may increase areas of noncompliance that could result in delays or additional costs. If VIA fails to comply with these laws and regulations, VIA and certain of its employees could be subject to additional audits, substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on VIA and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

As VIA expands, it may encounter unforeseen import/export charges, which could increase its costs and hamper its profitability. In addition, changes in VIA’s products or solutions or changes in applicable export or import laws and regulations may create delays in the introduction and sale of VIA’s products and solutions in new territories, increase costs due to changes in import and export duties and taxes, prevent VIA’s customers from deploying VIA’s products and solutions or, in some cases, prevent the export or import of VIA’s products and solutions to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of VIA’s products and solutions or in VIA’s decreased ability to export or sell its products and solutions to customers.

Any decreased use of VIA’s products and solutions or limitation on its ability to export or sell its products and solutions would likely adversely affect VIA’s business, prospects, financial condition and operating results.

VIA is subject to risks related to health epidemics and pandemics, including the ongoing COVID-19 pandemic, which could adversely affect VIA’s business and operating results.

VIA faces various risks related to public health issues, including epidemics, pandemics, and other outbreaks, including the ongoing COVID-19 pandemic. The effects and potential effects of COVID-19, including, but not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and continuity in business operations creates significant uncertainty. The spread of COVID-19 also disrupted the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world. In particular, the COVID-19 crisis may cause a decrease in demand for VIA’s vehicles if fleet operators delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain low, an increase in costs resulting from VIA’s efforts to mitigate the effects of COVID-19, delays in VIA’s schedule to full commercial production of electric commercial vehicles and disruptions to VIA’s supply chain, among other negative effects.

The pandemic has resulted in government authorities implementing many measures to contain the spread of COVID-19, including travel bans and restrictions, quarantines, shelter-in-place and stay-at-home orders, and business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect VIA’s start-up and manufacturing plans. Measures that have been relaxed may be re-implemented if COVID-19 continues to spread. If, as a result of these measures, VIA has to limit its number of employees and contractors at a given time, it could cause a delay in tooling efforts or in the production schedule of its electric commercial vehicles. Further, VIA’s sales and marketing activities may be adversely affected due to the cancellation or reduction of in-person sales activities, meetings, events and conferences. If VIA’s workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with COVID-19, VIA’s operations will be adversely affected.

The extent to which the COVID-19 pandemic may continue to affect VIA’s business will depend on continued developments, which are uncertain and cannot be predicted. Even after the COVID-19 pandemic has subsided, VIA may continue to suffer an adverse effect to VIA’s business due to its global economic effect, including any economic recession. If the immediate or prolonged effects of the COVID-19 pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to electric vehicle purchases and other governmental support programs.

VIA is highly dependent on the services of its senior management team and key employees, and if VIA is unable to retain some or all of this team, its ability to compete could be harmed.

VIA’s success depends, in part, on its ability to retain its key personnel. VIA is highly dependent on the services of its senior management team and key employees. If members of the senior management team were to discontinue their service to VIA due to death, disability or any other reason, VIA could be materially disadvantaged in the event VIA was unable to appoint suitable replacements in a timely manner. The unexpected loss of or failure to retain one or more of VIA’s key employees could adversely affect VIA’s business. VIA will evaluate whether to obtain key man life insurance policies. Any failure by VIA’s management team and VIA’s employees to perform as expected may have a material adverse effect on VIA’s business, prospects, financial condition and operating results.

VIA’s success depends, in part, on its ability to attract and recruit key personnel. If VIA is unable to attract key employees and hire qualified management, technical and vehicle engineering personnel, its ability to compete could be harmed.

VIA’s success depends, in part, on its continuing ability to identify, hire, attract, train and develop other highly qualified personnel. Experienced and highly skilled employees are in high demand and competition for these employees can be intense. VIA may not be able to attract, assimilate, develop or retain qualified personnel in the future, and its failure to do so could adversely affect VIA’s business, including the execution of its global business strategy.

VIA may be subject to damages resulting from claims that it or its employees have wrongfully used or disclosed alleged trade secrets of its employees’ former employers.

Many of VIA’s employees were previously employed by other automotive companies or by suppliers to automotive companies. VIA may be subject to claims that it or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If VIA fails in defending such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent VIA’s ability to commercialize its products, which could severely harm its business. Even if VIA is successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

VIA is subject to stringent and changing privacy laws, regulations and standards, information security policies and contractual obligations related to data privacy and security. VIA’s actual or perceived failure to comply with such obligations could harm its business.

VIA is subject to or affected by a number of federal, state, local and international laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security. The regulatory framework for privacy and security issues worldwide is rapidly evolving and, as a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. VIA may not be able to monitor and react to all developments in a timely manner as laws in this area are also complex and developing rapidly. For example, the European Union adopted the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018, and California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which became effective in January 2020. Both the GDPR and the CCPA impose additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is collected. Other states have begun to propose similar laws. These laws, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that are inconsistent with VIA’s existing data management practices or the features of its products and product capabilities, and may have a material and adverse impact on VIA’s business, financial condition and results of operations.

Compliance with applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and VIA may be required to put in place additional mechanisms to comply with such laws and regulations, which could cause it to incur substantial costs or require it to change its business practices, including its data practices, in a manner adverse to its business. Additionally, any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable privacy and data security laws, regulations and policies, could result in additional cost and liability to VIA, damage its reputation, inhibit sales and adversely affect its business. Privacy and data security concerns, whether valid or not valid, may inhibit market adoption of its products, particularly in certain industries and foreign countries. If VIA is not able to adjust to changing laws, regulations and standards related to the internet, its business may be harmed.

VIA, its partners and its suppliers are or may be subject to substantial regulation and unfavorable changes to, or failure by VIA, its partners or its suppliers to comply with, these regulations could substantially harm VIA’s business and operating results.

VIA’s electric commercial vehicles, and the sale of motor vehicles in general, its partners and its suppliers are or may be subject to substantial regulation under federal, state and local laws. VIA’s vehicles will be required to comply with the applicable safety, product and other standards and regulations in VIA’s targeted markets. For example, VIA’s vehicles in the United States will be subject to numerous regulatory requirements established by the National Highway Traffic Safety Administration, including any applicable FMVSS. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. VIA may fail to obtain or renew the required certification or regulatory approval for its vehicles, which may prevent VIA from delivering, selling and/or importing/exporting its vehicles.

VIA continues to evaluate requirements for licenses, approvals, certificates and governmental authorizations necessary to manufacture, sell or service its electric commercial vehicles in the jurisdictions in which it plans to operate and intends to take such actions necessary to comply. VIA may experience difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, sell, transport or service their electric commercial vehicles in any of these jurisdictions. If VIA, its partners or its suppliers are unable to obtain or comply with any of the licenses, approvals, certifications or other governmental authorizations necessary to carry out its operations in the jurisdictions in which they currently operate, or those jurisdictions in which they plan to operate in the future, VIA’s business, prospects, financial condition and operating results could be materially adversely affected. VIA expects to incur significant costs in complying with these regulations. For example, if the battery packs installed in VIA’s electric commercial vehicles are deemed to be transported, they will need to comply with the mandatory regulations governing the transport of “dangerous goods,” and any deficiency in compliance may result in VIA being prohibited from selling its electric commercial vehicles until compliant batteries are installed. Any such required changes to VIA’s battery packs will require additional expenditures and may delay the shipment of vehicles.

In addition, regulations related to the electric and alternative energy vehicle industry are evolving and VIA faces risks associated with changes to these regulations, including but not limited to:

•	increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline;

•	increased support for other alternative fuel systems, which could have an impact on the acceptance of VIA’s electric powertrain system; and

•	increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

To the extent the laws change, VIA’s electric commercial vehicles and its suppliers’ products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on VIA’s business. Compliance with changing regulations could be burdensome, time consuming and expensive. To the extent compliance with new regulations is cost prohibitive, VIA’s business, prospects, financial condition and operating results would be adversely affected.

Increased safety, emissions, fuel economy or other regulations may result in higher costs, cash expenditures and/or sales restrictions.

The motorized vehicle industry is governed by a substantial amount of government regulation, which often differs by state and region. Government regulation has arisen, and proposals for additional regulation are advanced, primarily out of concern for the environment, vehicle safety and energy independence. In addition, many governments regulate local product content and/or impose import requirements as a means of creating jobs, protecting domestic producers and influencing the balance of payments. The cost to comply with existing government regulations is substantial, and future, additional regulations could have a substantial adverse impact on VIA’s financial condition. For example, VIA is, and will be, subject to extensive vehicle safety and testing and environmental regulations in the United States, Canada, Mexico and other jurisdictions in which it may sell its vehicles.

VIA is subject to cybersecurity risks to its various systems and software and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent VIA from effectively operating its business.

VIA is potentially at risk for interruptions, outages and breaches of: (i) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by VIA or its third-party vendors or suppliers; (ii) facility security systems, whether owned by VIA or its third-party vendors or suppliers; (iii) in-product technology, whether owned by VIA or its third-party vendors or suppliers; (iv) the integrated software in VIA’s electric commercial vehicles; or (v) customer or driver data that VIA processes or its third-party vendors or suppliers process on its behalf. Such cyber incidents could: materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, drivers or others; jeopardize the security of VIA’s factories; or affect the performance of any in-product technology or integrated software in VIA’s electric commercial vehicles. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although VIA maintains information technology measures designed to protect itself against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and VIA cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of VIA’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect VIA’s ability to manage its data and inventory, procure parts or supplies or produce, sell, deliver and service its electric powertrain solutions, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. VIA cannot be sure that these systems upon which it relies, including those of its third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If VIA does not successfully implement, maintain or expand these systems as planned, its operations may be disrupted, its ability to accurately and timely report its financial results could be impaired, and deficiencies may arise in its internal control over financial reporting, which may impact VIA’s ability to certify its financial results. Moreover, VIA’s proprietary information or intellectual property could be compromised or misappropriated and its reputation may be adversely affected. If these systems do not operate as VIA expects them to, VIA may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm VIA’s reputation, cause VIA to breach its contracts with other parties or subject VIA to regulatory actions or litigation, any of which could materially affect VIA’s business, prospects, financial condition and operating results. In addition, VIA’s insurance coverage for cyberattacks may not be sufficient to cover all the losses it may experience as a result of a cyber incident.

VIA also collects, stores, transmits and otherwise processes customer, driver and employee and others’ data as part of its business and operations, which may include personal data or confidential or proprietary information.

VIA also works with partners and third-party service providers or vendors that collect, store and process such data on its behalf and in connection with its products and services. There can be no assurance that any security measures that VIA or its third-party service providers or vendors have implemented will be effective against current or future security threats. While VIA has developed systems and processes designed to protect the availability, integrity, confidentiality and security of its and its customers’, drivers’, employees’ and others’ data, VIA’s security measures or those of its third-party service providers or vendors could fail and result in unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, VIA may become liable under its contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 states require VIA to provide notice to customers, regulators, credit reporting agencies and others when certain sensitive information has been compromised as a result of a security breach. Such laws are inconsistent and compliance in the event of a widespread data breach could be costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Such an event could harm VIA’s reputation and result in litigation against VIA. Any of these results could materially adversely affect VIA’s business, prospects, financial condition and operating results.

Any unauthorized control or manipulation of the information technology systems in VIA’s electric commercial vehicles could result in loss of confidence in VIA and its electric commercial vehicles and harm VIA’s business.

VIA’s electric commercial vehicles contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. VIA has designed, implemented and tested security measures intended to prevent unauthorized access to its information technology networks, its electric commercial vehicles and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, trucks and systems to gain control of or to change VIA’s electric commercial vehicles’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the vehicles. Future vulnerabilities could be identified and VIA’s efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of VIA’s electric commercial vehicles, or any loss of customer data, could result in legal claims or proceedings and remediation of such problems could result in significant, unplanned capital expenditures. In addition, regardless of their veracity, reports of unauthorized access to VIA’s electric commercial vehicles or data, as well as other factors that may result in the perception that VIA’s electric commercial vehicles or data are capable of being “hacked,” could negatively affect VIA’s brand and harm its business, prospects, financial condition and operating results.

VIA does not currently have a third-party retail product distribution network.

Third-party dealer networks are the traditional method of vehicle sales distribution. However, VIA does not currently have a traditional third-party retail product distribution network and may sell directly to commercial fleet operators and fleet management companies. If VIA does not engage a traditional third-party retail product distribution network, it will have to build an in-house sales and marketing function at VIA, which may be expensive and time consuming. In addition, if VIA does not engage a traditional third-party retail product distribution network, the lack of such network may result in lost opportunities to generate sales and could limit VIA’s ability to grow. If VIA uses only an in-house sales and marketing team and such team is not effective, VIA’s results of operations and financial conditions could be adversely affected.

VIA’s insurance strategy may not be adequate to protect itself from all business risks.

In the ordinary course of business, VIA may be subject to losses resulting from product liability, accidents, acts of God and other claims against VIA, for which VIA may have limited or no insurance coverage. VIA may not maintain as much insurance coverage as other original equipment manufacturers (“OEMs”) do, and in some cases, VIA may not maintain any at all. Additionally, the policies that VIA does have may include significant deductibles, and VIA cannot be certain that its insurance coverage will be sufficient to cover all future claims against VIA. A loss that is uninsured or exceeds policy limits may require VIA to pay substantial amounts, which could adversely affect VIA’s business, prospects, financial condition and operating results.

VIA does not currently offer leasing and financing options for its vehicles, and it may be unable to offer attractive leasing and financing options in the future, which would adversely affect consumer demand for its vehicles. In addition, offering leasing and financing options to customers in the future could expose VIA to credit risk.

VIA currently does not have any arrangements in place to provide leasing and financing options for the purchases of its vehicles and cannot provide any assurance that may have leasing and financing options available for its potential customers in the future. VIA believes that the ability to offer attractive leasing and financing options is particularly relevant to customers in the vehicle market in which it competes, and if it is unable to offer its customers an attractive option to finance the purchase of or lease its future vehicles, such failure could substantially reduce the population of potential customers and decrease demand for its vehicles and adversely affect its results of operation and financial condition.

If there is inadequate access to charging stations, VIA’s business could be materially and adversely affected.

Demand for VIA’s vehicles will depend in part on the availability of charging infrastructure as its vehicles will require the use of charging stations to recharge its batteries. VIA has not built, and currently does not plan to build, any commercial charging infrastructure, and VIA’s customers will have to rely on self-owned and publicly accessible charging infrastructure. While the prevalence of public charging stations has been increasing, they are significantly less widespread than gas stations. In addition, many of VIA’s potential customers do not currently have a sufficient self-owned charging infrastructure in place to meet their individual needs or expectations. As a result, some potential customers may choose not to purchase VIA’s vehicles because of the lack of a more widespread public charging infrastructure at the time of sale or the cost of installing a sufficient self-owned charging infrastructure, adversely affecting VIA’s growth, results of operation and financial condition.

Regulatory requirements may have a negative effect upon our business.

All vehicles sold must comply with international, federal and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. The VIA vehicles will be subject to substantial regulation under federal, state and local laws and standards. These regulations include those promulgated by the U.S. Environmental Protection Agency (“EPA”), the National Highway Traffic Safety Administration (“NHTSA”), Pipeline and Hazardous Materials Safety Administration (“PHMSA”) and various state boards, and compliance certification is required for each new model year. These laws and standards are subject to change from time to time, and we could become subject to additional regulations in the future. In addition, federal, state and local laws and industrial standards for electric vehicles are still developing. Compliance with these regulations and standards could be challenging, burdensome, time consuming and expensive. If compliance results in delays or substantial expenses, our business, prospects, financial condition, and results of operations could be adversely affected.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: March 20, 2023	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer